As filed with the Securities and Exchange Commission on July 19, 2005

File No. ___-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

HOME SOLUTIONS OF AMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

99-0273889
(IRS Employer Identification Number)

5565 Red Bird Center Drive, Suite 150
Dallas, Texas 75237
                                                                     (214) 623-8446
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

Frank J. Fradella
Chairman and Chief Executive Officer
Home Solutions of America, Inc.
5565 Red Bird Center Drive, Suite 150
Dallas, Texas 75237
                                                                   (214) 623-8446
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent for Service)

Copy to:
J. Paul Caver, Esq.
2724 Routh Street
Dallas, Texas 75201
(214) 468-8868

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed	Proposed
Class Of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount Of
To Be	To Be	Price	Offering	Registration
Registered	Registered(1)	Per Share(2)	Price	Fee

Common Stock, $.001 par value	7,303,920	$1.62	$11,832,350	$1,392.67

(1)    Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions, or contractual anti-dilution provisions.

(2)    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant's common stock as reported on the American Stock Exchange on July 13, 2005.

 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 19, 2005

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

HOME SOLUTIONS OF AMERICA, INC.

7,303,920 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of an aggregate of 7,303,920 shares of our common stock, $.001 par value per share ("Common Stock"), to be offered by the selling stockholders identified in this prospectus.  Such shares include (i) 3,970,588 previously issued shares of Common Stock, (ii) up to 1,066,666 shares of Common Stock that could be issued by the Company upon the conversion of 40 shares of Series B Preferred Stock, $.001 par value per share ("Preferred Stock") (including a certain number of shares of Common Stock that may be paid as dividends on the Preferred Stock) issued by the Company, and (iii) 2,266,666 shares of Common Stock that could be issued by the Company upon the exercise of certain outstanding warrants issued by the Company.  The prices at which the selling stockholders may sell these shares will be determined by the prevailing market price for shares of our Common Stock or in negotiated transactions. We will not receive any of the proceeds from the sale of these shares, other than the exercise price of any warrants that are exercised by selling stockholders who do not conduct cashless exercises of such warrants.

Our Common Stock is quoted on the American Stock Exchange under the symbol "HOM." On July 18, 2005, the last sale price of our Common Stock as reported on the American Stock Exchange was $1.55 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" ON PAGE 2 TO READ ABOUT SOME FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July ___, 2005

PROSPECTUS SUMMARY

This is only a summary and may not contain all of the information that you should consider before investing in our Common Stock. You should read the entire prospectus carefully, including the "Risk Factors" section included elsewhere in this prospectus. In this prospectus, "we," "us," "our," the "Company," and the "registrant" refer to Home Solutions of America, Inc., its predecessors, and its consolidated subsidiaries.

OVERVIEW OF THE COMPANY

The Company was incorporated in Delaware in 1998.  Our growth strategy, developed in 2002, is to become a leading provider of specialty residential services that protect the homeowner's single largest investment - their home. We seek a dominant market position through the acquisition of strategic, specialized, profitable and well-managed residential service companies and through the above average internal growth of these operations.  The residential services currently performed by subsidiaries of Home Solutions include cleaning and fabric protection, remediation of indoor air contaminants, and the manufacture and installation of custom kitchen cabinetry and countertops.

Growth Strategy

As part of its strategy announced in 2002, Home Solutions seeks to acquire or internally generate projects that will focus on providing the specialty residential services to homeowners that are discussed below.  Effective November 1, 2002, we closed our first acquisition as part of this strategy, acquiring PW Stephens, Inc., a provider of indoor air contaminate removal services for homeowners in California. During July 2003, we acquired Fiber-Seal Systems, L.P., a provider of fabric protection services.  Effective December 31, 2003, we acquired Southern Exposure Unlimited of Florida, Inc., S.E. Tops of Florida, Inc., and a 50% interest in SouthernStone Cabinets, Inc.  The three companies manufacture and install custom kitchen cabinetry and countertops for residential customers and homebuilders in Florida.   On March 31, 2005, we acquired Cornerstone Building and Remodeling, Inc., which installs marble and granite kitchen countertops in the southeastern United States.  We expect to continue our aggressive growth strategy with additional acquisitions.  The following is a list of the targeted services that we currently provide or are pursuing:

Cleaning and Fabric Protection: We will provide fabric protection services to protect furniture, carpet and draperies from stains and daily wear and tear.  This niche market is primarily targeted at above-average income homeowners with an average ticket of approximately $400 or more.  We will provide our customers with an annual fabric protection service agreement that will allow them to have on-site spill clean up during the life of the agreement.  In addition, using well-tested methods of cleaning carpet, we will offer maintenance and emergency response services to our customer base to repair carpet damaged by common stains, pet dander, bacteria and dust.  This procedure will extend the life of the homeowners' carpets and make the carpet look its finest.  Furthermore, air duct cleaning is another under-developed market the Company will approach.  Particulate (organic and inorganic) material within a home's heating and air conditioning systems and the transferair ducts can cause allergic reactions and generally indicate poor air quality.  Furthermore, the conditions of these systems, high moisture content and heat are often the breeding ground for many types of mold.  It is expected that a portion of our cleaning operations will generate additional opportunities across our other business segments.

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Indoor Air Contamination: Indoor air contamination, including contamination from mold, asbestos and lead paint, is a growing concern for the homeowner. With increased media attention regarding the health threat of mold, fewer insurance options, and property transfers at risk, current market conditions have created significant demand for mold inspections, certifications and remediation services.  These services consist of property and system inspections, surface and air testing, project design, microbial removal, light interior demolition, repair and specialized cleaning work.  Home inspections and testing can range from $500 to several thousand dollars. For the typical mold-contaminated house, a remediation project can last approximately one week and cost $20,000 or more for the homeowner.  Customer opportunities are developed through a regional sales force as well as through referrals by real estate firms, insurance adjusters, mortgage companies, attorneys and nationally branded retailers.  Although government-promulgated regulation is currently under review, industry practice and general awareness is building momentum. The Company believes it can use its industry experience to give efficacy to its processes and provide homeowners with quality assurance.  Furthermore, we plan to provide annual and quarterly monitoring services, in which technicians will regularly inspect, test and certify the air quality of our clients' homes.  It is expected that a portion of our indoor air contamination operations will generate additional opportunities across our other business segments.

Fire and Water Damage Restoration: As part of Home Solutions specialty residential services strategy, we will provide highly trained technicians to respond to fire, water and weather-related emergencies to inspect structural members and contents damaged by water, to determine the likelihood or extent of mold growth, and to provide immediate cleaning, drying, moving, storage, and deodorization, among other services.  As most cases of mold are associated with excess moisture, we believe that response to this type of event-related damage will provide significant additional revenue opportunities.  The cost and time requirements of these projects can vary dramatically from case-to-case.  It is expected that a portion of our fire/water damage restoration operations will generate additional opportunities across our other business segments.

The Company was incorporated in 1998 as "U S Industrial Services, Inc.", pursuant to a Delaware reincorporation merger with its predecessor, EIF Holdings, Inc., a Hawaii corporation.  In 2001, the Company amended and restated its articles of incorporation and changed its name to "Nextgen Communications Corporation", and in December 2002 its name was changed to its present name, Home Solutions of America, Inc.  The Company's corporate headquarters are located at 5565 Red Bird Center Drive, Suite 150, Dallas, Texas 75237, and our telephone number is (214) 623-8446.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing the company. Additional risks and uncertainties not presently known, or that are currently deemed immaterial, also may impair Home Solutions' business operations. If any of the following risks actually occur, Home Solutions' business could be harmed.

WE HAVE LIMITED PRIOR EXPERIENCE ACQUIRING AND OPERATING RESIDENTIAL SERVICES COMPANIES.

We acquired our first residential services company in late 2002, therefore we have a limited history of acquiring and operating residential services companies.  The current strategy is a relatively new direction for the Company, and we may encounter unanticipated, unusual, or unexpected risks and problems in developing this new area of business, which could adversely affect us, as well as our operations, revenue, and ability to obtain a profit.

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WE REQUIRE ADDITIONAL CAPITAL TO ACQUIRE RESIDENTIAL SERVICES COMPANIES.

We will require additional capital to purchase niche residential services companies. If we are unable to raise capital when our needs arise, we will be unable to pursue our current business strategy and may not be able to fund our operations.

IF WE OBTAIN ADDITIONAL FINANCING, OR ACQUIRE COMPANIES USING OUR COMMON STOCK, IT COULD DILUTE PRESENT STOCKHOLDER HOLDINGS.

We will likely need to raise money through the sale of additional equity within the next twelve months, in one or more private placements and/or public offerings. If we do so, all of the then current existing stockholders and their stock holdings will be proportionately diluted.  In addition, we will likely acquire companies using our Common Stock as consideration.  If we do so, all of our existing stockholders at such time and their stock holdings will be proportionately diluted.

OUR BUSINESS DEPENDS ON THE DEMAND FOR RESIDENTIAL SERVICES.

Upon acquiring residential services companies, we would be adversely affected by any slowdown in the growth of, or reduction in demand for, residential services.  Demand for our services depends on numerous factors including:

•     the amount and growth of household income;

•     the financial condition of homeowners, and whether a homeowner's insurance policy is available to pay the cost of our services;

•     the need for the remediation of indoor air contaminates, cleaning services, fabric protection and fire/water damage restoration;

•     changes in mortgage rates; and

•     general economic conditions.

OUR AGGRESSIVE BUSINESS PLANS WILL PLACE A SIGNIFICANT STRAIN ON OUR ASSETS.

Implementation of our aggressive acquisition strategy will impose significant strains on our management, operating systems and financial resources. The acquisitions that we are currently contemplating would involve substantial expenditures of our time and resources to close. If we fail to manage our growth or encounter unexpected difficulties during expansion, it could have a material adverse effect on our financial condition and results of operations. The pursuit and integration of acquisitions will require substantial attention from our senior management, which will limit the amount of time they are able to devote to our existing operations.

WE ARE HEAVILY DEPENDENT ON OUR SENIOR MANAGEMENT.

If we lose members of our senior management, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected.  Our existing operations and continued future development depend to a significant extent upon the performance and active participation of certain key individuals, including our Chairman, President and Chief Executive Officer and our Chief Financial Officer. We cannot guarantee that we will be successful in retaining the services of these or other key personnel. If we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

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WE FACE SUBSTANTIAL COMPETITION FROM COMPETITORS WITH SIGNIFICANTLY GREATER RESOURCES.

We face competition from many entities with significantly greater financial resources, well-established brand names, and larger customer bases. We expect competition to intensify in the future.  The numerous companies that may seek to enter our industry may expose us to severe price competition for our products and services.

STOCKHOLDERS FACE POSSIBLE VOLATILITY OF THE MARKET PRICE FOR OUR COMMON STOCK.

The market price of our Common Stock may experience fluctuations that are unrelated to our operating performance.  The market price for our Common Stock has been somewhat volatile during the past 12 months, with trading prices ranging from $1.06 to $1.92.  Home Solutions can provide no assurance that the current market price will be maintained.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

The 7,303,920 shares of Common Stock covered by this prospectus may be sold by the selling stockholders into the public market pursuant to this prospectus. Further sales of shares of our Common Stock, or the perception that such sales may occur, could adversely affect the market price of our Common Stock. A depressed stock price could impair our ability to raise capital through the sale of equity securities.

EFFECTS OF ANTI-TAKEOVER PROVISIONS COULD INHIBIT POTENTIAL INVESTORS OR DELAY OR PREVENT A CHANGE OF CONTROL THAT MAY FAVOR STOCKHOLDERS.

Some of the provisions of our certificate of incorporation, our bylaws and Delaware law could, together or separately:

•         discourage potential acquisition proposals;

•         delay or prevent a change in control; and

•         limit the price that investors might be willing to pay in the future for shares of our Common Stock.

In particular, our board of directors is authorized to issue up to 999,880 shares of preferred stock and debt instruments with rights and privileges that might be senior to our Common Stock, without the consent of the holders of the Common Stock.

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OUR COMMON STOCK COULD BE DELISTED FROM THE AMERICAN STOCK EXCHANGE ("AMEX") IF WE DO NOT COMPLY WITH THE AMEX CONTINUED LISTING STANDARDS.

Our Common Stock is listed on the Amex, and to maintain our listing we must meet certain continued listing standards.  If our Common Stock was delisted from the Amex for any reason, it would reduce our liquidity and could seriously reduce the value of our Common Stock, reduce our ability to raise additional financing, limit our use of equity instruments to satisfy outstanding obligations, and limit our ability to attract qualified employees.

WE DO NOT PAY CASH DIVIDENDS.

We have never paid any cash dividends and do not anticipate paying cash dividends in the future.

FORWARD-LOOKING STATEMENTS

This prospectus, which includes the documents we have incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as "believes," "does not believe," "plans," "expects," "intends," "estimates," "anticipates" and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, in the materials referred to in this prospectus, or in the materials incorporated by reference into this prospectus. No forward-looking statement is a guarantee of future performance, and you should not place undue reliance on any forward-looking statement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock offered by the selling stockholders pursuant to this prospectus, other than the exercise price of any warrants that are exercised by selling stockholders who do not conduct cashless exercises of such warrants.

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SELLING STOCKHOLDERS

The following table sets forth, as of July 19, 2005, the name of each selling stockholder, the number of shares of Common Stock that each selling stockholder beneficially owns, the number of shares offered hereby, and the percentage of the class to be owned by the selling stockholders after completion of the offering.  Except as otherwise disclosed below, neither the selling stockholders nor any of their affiliates has held any position or office or has had any material relationship with us in the last three years.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares.  Shares of common stock issuable under warrants that are exercisable within 60 days of issuance and shares of common stock issuable upon conversion of the Series B Preferred Stock are deemed outstanding for purposes of computing the percentage ownership of the person holding the warrants or Series B Preferred Stock but are not deemed outstanding for purposes of computing the percentage ownership of any other person.  Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.  The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

Stockholder Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares Being Offered	Number of Shares of Common Stock Beneficially Owned Following The Offering(1)	Percentage of Class Following The Offering(1)

Anthony Leeber, Jr.	2,470,588	(2)	2,470,588	0	0
Vicis Capital Master Fund	2,400,000	(3)(4)	2,400,000	0	0
Horizon Venture Capital Group	1,000,000	(5)	1,000,000	0	0
Petra Mezzanine Fund, L.P.	533,333	(6)(7)	533,333	0	0
Platinum Financial Services, Inc.	350,000	(5)	350,000	0	0
Patriot Capital, L.P.	333,333	(7)	333,333	0	0
CEOcast, Inc.	150,000	(5)	150,000	0	0
Laddcap Value Partners, L.P.	66,666	(7)	66,666	0	0

Total	7,303,920		7,303,920	0	0

______________________

(1)   Assumes that all shares held by selling stockholders that are being offered pursuant to this prospectus will be sold.

(2)   Mr. Leeber is the President and Chief Executive Officer of Cornerstone Building and Remodeling, Inc., which was acquired by the Company on March 31, 2005.

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(3)   On July 19, 2004, the Company raised $1,000,000 in a private placement of 40 shares of Series B Preferred Stock, $.001 par value per share ("Preferred Stock").  All of the Preferred Stock is held by Vicis Capital Master Fund ("Vicis").  Dividends on the Preferred Stock are payable semi-annually at a rate of 8% per annum, in cash or Common Stock, at the option of the Company.  The Preferred Stock converts into Common Stock at a conversion rate of $1.50 for each share of Common Stock. Vicis has performed financial advisory services to the Company with regard to certain acquisitions and contemplated acquisitions.  As sole compensation for such consulting, Vicis received Series C Warrants (so called herein) to purchase Common Stock at an exercise price of $1.75 per share, expiring 90 days from the effective date of this registration statement, and Series D Warrants (so called herein) to purchase Common Stock at an exercise price of $1.75 per share, expiring July 19, 2009.  Certain agreements related to this financing are listed in the attached exhibit list, and are incorporated herein by reference.

(4)   Includes (i) 1,066,666 shares of Common Stock representing a good faith estimate of the shares that could result from the conversion of Vicis's shares of Preferred Stock (including a certain number of shares of Common Stock that may be issued by the Company to pay dividends on Vicis's shares of Preferred Stock), (ii) 666,667 shares of Common Stock that may be issued upon the exercise of this holder's Series C Warrant, and (iii) 666,667 shares of Common Stock that may be issued upon exercise of this holder's Series D Warrant.

(5)   Selling stockholder has performed consulting services for the Company, and these shares of Common Stock were issued to the selling stockholder in consideration for such services.

(6)   Through closings that occurred on March 31, 2005, April 18, 2005, and May 27, 2005, as previously disclosed by the Company, the Company raised $6,300,000 of mezzanine financing with three lenders.  On July 18, 2005, one of the lenders funded an additional $700,000, which brought the total financing to $7,000,000 (the "Mezzanine Financing").  In connection with the Mezzanine Financing, the lenders have received  warrants to purchase an aggregate of 933,332 shares of Common Stock (the "Mezzanine Warrants"), at an exercise price of $.01 per share, expiring seven years from the date of issuance.  Certain agreements related to the Mezzanine Financing are listed in the attached exhibit list, and are incorporated herein by reference.

(7)    Amount consists of shares of Common Stock underlying Mezzanine Warrants.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
  through the settlement of short sales;
  a combination of any such methods of sale; and
  any other method permitted pursuant to applicable law.
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The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.  The selling security holder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their broker under the margin provisions of customer agreements.  If the selling security holders default on a margin loan, the broker may, from time to time, offer and sell the pledged shares.  Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter.  To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into.  If the selling security holder informs us that it has entered into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M.  These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  All of these limitations may affect the marketability of the shares.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement we filed with the SEC. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until our offering is completed.

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1.         Our Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the U.S. Securities and Exchange Commission on March 28, 2005;

2.         Our definitive Proxy Statement for the 2005 annual meeting of stockholders, as filed with the U.S. Securities and Exchange Commission on May 2, 2005;

3.         Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, as filed with the U.S. Securities and Exchange Commission on May 23, 2005;

4.         A Current Report on Form 8-K/A, as filed with the U.S. Securities and Exchange Commission on June 16, 2005;

5.         Current Reports on Form 8-K, as filed with the U.S. Securities and Exchange Commission on May 31, 2005, May 23, 2005, May 13, 2005, April 22, 2005, April 6, 2005, April 5, 2005, April 1, 2005, March 21, 2005, March 2, 2005, and February 16, 2005;

6.         The description of our Common Stock contained in our registration statement on Form 8-A, filed June 11, 2003, including any amendments or reports filed for the purpose of updating such description;

If you request, either in writing, or orally, a copy of any or all of the documents incorporated by reference, we will send to you the copies requested at no charge. You should direct requests for such copies to: Home Solutions of America, Inc., Attention: Corporate Secretary, 5565 Red Bird Center Drive, Suite 150, Dallas, Texas 75237, (214) 623-8446.

You should rely on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS

The validity of the issuance of the securities being offered hereby has been passed upon for us by J. Paul Caver, P.C.  As of July 19, 2005, J. Paul Caver, the sole shareholder of J. Paul Caver, P.C., held an option to purchase 50,000 shares of our Common Stock at an exercise price of $1.50 per share, expiring November 15, 2007.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2004 and 2003, appearing in our annual report on Form 10-KSB for the year ended December 31, 2004, have been audited by Corbin & Company, LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference.  These financial statements are incorporated herein by reference in reliance upon the reports of Corbin & Company, LLP pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee	$1,392.67
Legal Fees and Expenses	10,000.00
Accounting Fees and Expenses	2,500.00
Miscellaneous	1,000.00
TOTAL	$14,892.67

Each amount set forth above, except for the SEC registration fee, is in each case estimated. The selling stockholders will not bear any of these expenses.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of Delaware General Corporation Law (the "DGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.  Article EIGHTH of our amended and restated certificate of incorporation and Article VIII of our bylaws authorize indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. We maintain liability insurance for the benefit of our directors and certain of our officers.  Also, we have entered into individual indemnification agreements with each of our directors and executive officers.

The above discussion of the DGCL and of our amended and restated certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, amended and restated certificate of incorporation, bylaws and indemnification agreements.

ITEM 16.   EXHIBITS.

The following is a list of exhibits filed as part of this registration statement:

 Exhibit No.        Identification Of Exhibit

2.1

Reorganization Agreement and Plan of Merger, dated February 28, 2005, by and among Home Solutions of America, Inc., CBR Acquisition Corp., Cornerstone Building and Remodeling, Inc., and Anthony Leeber, Jr. (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on April 6, 2005, and incorporated herein by reference).

2.2

First Amendment to Reorganization Agreement and Plan of Merger, dated March 30, 2005, by and among Home Solutions of America, Inc., CBR Acquisition Corp., Cornerstone Building and Remodeling, Inc., and Anthony Leeber, Jr. (filed as Exhibit 2.2 to the Company's Current Report on Form 8-K filed on April 6, 2005, and incorporated herein by reference).

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4.1

Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock of Home Solutions of America, Inc., as filed with the Secretary of State of Delaware on July 19, 2004 (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on July 20, 2004, and incorporated herein by reference).

5.1	Opinion of J. Paul Caver, P.C.

23.1	Consent of Corbin & Company, LLP

23.2	Consent of J. Paul Caver, P.C. (contained in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

ITEM 17.   UNDERTAKINGS.

(a)        The undersigned registrant hereby undertakes:

            (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas on July 19, 2005.

HOME SOLUTIONS OF AMERICA, INC.

 /S/ FRANK J. FRADELLA
Frank J. Fradella
Chairman and Chief Executive Officer

 /S/ RICK J. O'BRIEN
Rick J. O'Brien
Senior Vice President, Chief Financial Officer, and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frank J. Fradella and Rick J. O'Brien, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of July 19, 2005.

SIGNATURE	TITLE	DATE
/S/ FRANK J. FRADELLA	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	July 19, 2005

/S/ RICK J. O'BRIEN	Senior Vice President, Chief Financial Officer, and Secretary (Principal Financial Officer and Principal Accounting Officer)	July 19, 2005

/S/ MARK W. WHITE	Director	July 19, 2005
Mark W. White
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/S/ MICHAEL S. CHADWICK Michael S. Chadwick	Director	July 19, 2005

/S/ WILLARD W. KIMBRELL Willard W. Kimbrell	Director	July 19, 2005

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EXHIBIT INDEX

 Exhibit No.        Identification Of Exhibit

2.1

Reorganization Agreement and Plan of Merger, dated February 28, 2005, by and among Home Solutions of America, Inc., CBR Acquisition Corp., Cornerstone Building and Remodeling, Inc., and Anthony Leeber, Jr. (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on April 6, 2005, and incorporated herein by reference).

2.2

First Amendment to Reorganization Agreement and Plan of Merger, dated March 30, 2005, by and among Home Solutions of America, Inc., CBR Acquisition Corp., Cornerstone Building and Remodeling, Inc., and Anthony Leeber, Jr. (filed as Exhibit 2.2 to the Company's Current Report on Form 8-K filed on April 6, 2005, and incorporated herein by reference).

4.1

Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock of Home Solutions of America, Inc., as filed with the Secretary of State of Delaware on July 19, 2004 (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on July 20, 2004, and incorporated herein by reference).

5.1	Opinion of J. Paul Caver, P.C.

23.1	Consent of Corbin & Company, LLP

23.2	Consent of J. Paul Caver, P.C. (contained in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)